EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
FOURTH QUARTER 2024 FINANCIAL RESULTS

Quarterly Cash Dividend Increased to $0.21 per Share
Fourth Quarter Highlights
•Net income of $20.3 million, or $0.64 per diluted share; return on average assets (“ROAA”) of 1.61%; return on average stockholders' equity (“ROAE”) of 14.89%; and return on average tangible common equity (“ROATCE”)(1) of 17.40%
•Adjusted net income(1) of $19.5 million; or $0.62 per diluted share; adjusted ROAA(1) of 1.56%; adjusted ROAE(1) of 14.36%; and adjusted ROATCE(1) of 16.77%
•Asset quality remained strong with nonperforming assets to total assets of 0.16% and net charge-offs to average loans of 0.08%, on an annualized basis
•Net interest margin and net interest margin (tax-equivalent basis)(1) nearly unchanged at 3.96% and 4.01%, respectively
Bloomington, IL, January 22, 2025 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $20.3 million, or $0.64 diluted earnings per share, for the fourth quarter of 2024. This compares to net income of $18.2 million, or $0.57 diluted earnings per share, for the third quarter of 2024, and net income of $18.4 million, or $0.58 diluted earnings per share, for the fourth quarter of 2023.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “We ended 2024 with another quarter of strong earnings. Adjusted net income(1) of $19.5 million, or $0.62 per diluted share, increased from $19.2 million, or $0.61 per diluted share, in the third quarter of 2024. Underpinning this strong financial performance was our resilient net interest margin (tax equivalent basis)(1) of 4.01% for the fourth quarter of 2024, down only 2 basis points from the third quarter of 2024 despite the Federal Reserve cutting the federal funds target range by 100 basis points since September 18, 2024. Our strong earnings generated good returns with adjusted ROAA(1) of 1.56% and adjusted ROATCE(1) of 16.77% for the fourth quarter of 2024 and 1.50% and 17.19%, respectively, for the full year of 2024. Tangible book value per share(1) continued to increase during the quarter and has increased 14.7% during 2024. In addition to our strong earnings and profitability, our balance sheet remains strong with all capital ratios increasing during the fourth quarter of 2024. Finally, asset quality remains exceptional with nonperforming assets to total assets of 0.16% at December 31, 2024 and net charge-offs to average loans on an annualized basis of only 0.08% during the fourth quarter of 2024 and 0.05% for the full year of 2024.
Looking ahead to 2025, we feel confident that our balance sheet is well positioned to absorb the market’s interest rate outlook, our capital levels and operational structure support attractive acquisition opportunities should the right opportunity arise, and our asset quality remains strong with no significant signs of stress in any specific sector.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on closed branch premises, net earnings (losses) from closed or sold operations, realized gains (losses) on sales of securities, mortgage servicing rights fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $19.5 million, or $0.62 adjusted diluted earnings per share, for the fourth quarter of 2024. This compares to adjusted net income of $19.2 million, or $0.61 adjusted diluted earnings per share, for the third quarter of 2024, and adjusted net income of $19.3 million, or $0.60 adjusted diluted earnings per share, for the fourth quarter of 2023 (see “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Cash Dividend
On January 21, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share on the Company’s common stock (the “Dividend”). The Dividend is payable on February 11, 2025 to shareholders of record as of February 4, 2025. This represents an increase of $0.02 from the previous quarterly dividend of $0.19 per share.
Mr. Carter noted, “We are very pleased to announce that our strong financial performance and capital ratios have enabled us to further increase our quarterly cash dividend by $0.02 per share, or 10.5%, while maintaining more than sufficient capital to support the continued growth of the Company.”
Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2024 was $47.4 million, a decrease of 0.7% from $47.7 million for the third quarter of 2024. The decrease was primarily attributable to lower yields on loans and deposits with banks, driven by the recent cuts to short-term interest rates by the Federal Reserve, which were mostly offset by lower funding costs and higher yields on debt securities.
Relative to the fourth quarter of 2023, net interest income increased 0.7% from $47.1 million. The increase was primarily attributable to improved interest-earning asset yields which were mostly offset by an increase in funding costs.
Net interest margin for the fourth quarter of 2024 was 3.96%, compared to 3.98% for the third quarter of 2024, and net interest margin (tax-equivalent basis)(1) for the fourth quarter of 2024 was 4.01%, compared to 4.03% for the third quarter of 2024. Lower loan yields, which decreased 13 basis points to 6.32%, were largely offset by a decrease in funding costs, with the cost of funds decreasing 8 basis points to 1.39%, and an increase in debt securities yields, which increased 9 basis points to 2.41%.
Relative to the fourth quarter of 2023, net interest margin increased 3 basis points from 3.93% and net interest margin (tax-equivalent basis)(1) increased 2 basis points from 3.99%. These increases were primarily attributable to increases in interest-earning asset yields outpacing increases in funding costs.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the fourth quarter of 2024 was $11.6 million, an increase from $8.7 million for the third quarter of 2024. The increase was primarily attributable to changes in the mortgage servicing rights (“MSR”) fair value adjustment, with a $1.3 million positive MSR fair value adjustment included in the fourth quarter 2024 results compared to a $1.5 million negative MSR fair value adjustment included in the third quarter 2024 results. Additionally, a $0.5 million increase in wealth management fees was primarily driven by an increase in farm real estate brokerage fees, and a $0.2 million increase in income on bank owned life insurance was primarily attributable to a $0.2 million gain on life insurance proceeds. Partially offsetting these increases was a $0.3 million loss on the sale of $2.4 million of debt securities during the fourth quarter of 2024.

HBT Financial, Inc.

Relative to the fourth quarter of 2023, noninterest income increased 26.3% from $9.2 million. The increase was primarily attributable to a $1.3 million positive MSR fair value adjustment included in the fourth quarter 2024 results compared to a $1.2 million negative MSR fair value adjustment included in the fourth quarter 2023 results.
Noninterest Expense
Noninterest expense for the fourth quarter of 2024 was $30.9 million, a 1.3% decrease from $31.3 million for the third quarter of 2024. The decrease was primarily attributable to a $0.5 million decrease in salaries, primarily driven by lower vacation accruals, and a $0.3 million decrease in employee benefits, primarily driven by lower medical benefits expense. Partially offsetting these decreases was a $0.4 million increase in data processing expense.
Relative to the fourth quarter of 2023, noninterest expense increased 1.7% from $30.4 million. The increase was primarily attributable to a $0.4 million increase in data processing expense and a $0.3 million increase in occupancy expense, driven in part by planned building maintenance projects. These increases were partially offset by a $0.2 million decrease in marketing and customer relations expense.
On February 1, 2023, HBT Financial completed its acquisition of Town and Country Financial Corporation (“Town and Country”) with the core system conversion successfully completed in April 2023. Acquisition-related expenses recognized during the year ended December 31, 2023 are summarized below. No Town and Country acquisition-related expenses were recognized subsequent to the second quarter of 2023.

(dollars in thousands)	Year Ended December 31, 2023

PROVISION FOR CREDIT LOSSES	$5,924
NONINTEREST EXPENSE
Salaries	3,584
Furniture and equipment	39
Data processing	2,031
Marketing and customer relations	24
Loan collection and servicing	125
Legal fees and other noninterest expense	1,964
Total noninterest expense	7,767
Total acquisition-related expenses	$13,691
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.47 billion at December 31, 2024, compared with $3.37 billion at September 30, 2024, and $3.40 billion at December 31, 2023. The $96.3 million increase from September 30, 2024 was primarily attributable to new originations to recurring customers and higher usage on existing lines of credit in our commercial and industrial portfolio. Higher line usage in our commercial and industrial portfolio was driven in part by a $11.3 million seasonal increase in grain elevator line balances as well as $12.0 million drawn on two customers’ lines which were funded shortly before and paid off shortly after year-end.
Deposits
Total deposits were $4.32 billion at December 31, 2024, compared with $4.28 billion at September 30, 2024, and $4.40 billion at December 31, 2023. The $37.6 million increase from September 30, 2024 was primarily attributable to higher balances maintained in retail accounts and a $17.2 million increase in wealth management customer reciprocal deposits included in money market accounts. Partially offsetting these increases was a decrease in public funds and a $30.0 million decrease in brokered deposits due to planned repayment at scheduled maturity.

HBT Financial, Inc.

Asset Quality
Nonperforming loans totaled $7.7 million, or 0.22% of total loans, at December 31, 2024, compared with $8.2 million, or 0.24% of total loans, at September 30, 2024, and $7.9 million, or 0.23% of total loans, at December 31, 2023. Additionally, of the $7.7 million of nonperforming loans held as of December 31, 2024, $1.6 million is either wholly or partially guaranteed by the U.S. government. The $0.5 million decrease in nonperforming loans from September 30, 2024 was primarily attributable to a decrease in one-to-four family residential nonaccrual balances.
The Company recorded a provision for credit losses of $0.7 million for the fourth quarter of 2024. The provision for credit losses primarily reflects a $1.5 million increase in required reserves driven by increased loan balances and changes within the portfolio; a $0.6 million decrease in required reserves resulting from changes in economic forecasts; and a $0.2 million decrease in specific reserves.
The Company had net charge-offs of $0.7 million, or 0.08% of average loans on an annualized basis, for the fourth quarter of 2024, compared to net charge-offs of $0.6 million, or 0.07% of average loans on an annualized basis, for the third quarter of 2024, and net charge-offs of $0.5 million, or 0.06% of average loans on an annualized basis, for the fourth quarter of 2023.
The Company’s allowance for credit losses was 1.21% of total loans and 549% of nonperforming loans at December 31, 2024, compared with 1.22% of total loans and 499% of nonperforming loans at September 30, 2024. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $3.1 million as of December 31, 2024, compared with $4.1 million as of September 30, 2024.
Capital
As of December 31, 2024, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	December 31, 2024	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	16.51%	10.50%
Tier 1 capital to risk-weighted assets	14.50	8.50
Common equity tier 1 capital ratio	13.21	7.00
Tier 1 leverage ratio	11.51	4.00
The ratio of tangible common equity to tangible assets(1) increased to 9.42% as of December 31, 2024, from 9.35% as of September 30, 2024, and tangible book value per share(1) increased by $0.25 to $14.80 as of December 31, 2024, when compared to September 30, 2024.
During the fourth quarter of 2024, the Company did not repurchase shares of its common stock under its stock repurchase program. The Company’s Board of Directors authorized a new stock repurchase program that took effect upon the expiration of the Company’s prior stock repurchase program on January 1, 2025. The new stock repurchase program will be in effect until January 1, 2026 and authorizes the Company to repurchase up to $15 million of its common stock.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of December 31, 2024, HBT Financial had total assets of $5.0 billion, total loans of $3.5 billion, and total deposits of $4.3 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new and revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (v) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the bank failures in 2023; (vi) changes in interest rates and prepayment rates of the Company’s assets; (vii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (viii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (ix) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (x) the loss of key executives, talent shortages or employee turnover; (xi) changes in consumer spending; (xii) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiii) the economic impact on the Company and its customers of climate change, natural

HBT Financial, Inc.

disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xv) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (xvi) the overall health of the local and national real estate market; (xvii) the ability to maintain an adequate level of allowance for credit losses on loans; (xviii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (ix) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xx) the level of nonperforming assets on our balance sheets; (xxi) interruptions involving our information technology and communications systems or third-party servicers; (xxii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiii) the effectiveness of the Company’s risk management framework, and (xxiv) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
Interest and dividend income	$62,798	$64,117	$61,411	$251,700	$228,999
Interest expense	15,397	16,384	14,327	62,850	37,927
Net interest income	47,401	47,733	47,084	188,850	191,072
Provision for credit losses	725	603	1,113	3,031	7,573
Net interest income after provision for credit losses	46,676	47,130	45,971	185,819	183,499
Noninterest income	11,630	8,705	9,205	35,571	36,046
Noninterest expense	30,908	31,322	30,387	124,007	130,964
Income before income tax expense	27,398	24,513	24,789	97,383	88,581
Income tax expense	7,126	6,333	6,343	25,603	22,739
Net income	$20,272	$18,180	$18,446	$71,780	$65,842

Earnings per share - Diluted	$0.64	$0.57	$0.58	$2.26	$2.07

Adjusted net income (1)	$19,546	$19,244	$19,272	$75,002	$78,182
Adjusted earnings per share - Diluted (1)	0.62	0.61	0.60	2.37	2.46

Book value per share	$17.26	$17.04	$15.44
Tangible book value per share (1)	14.80	14.55	12.90

Shares of common stock outstanding	31,559,366	31,559,366	31,695,828
Weighted average shares of common stock outstanding	31,559,366	31,559,366	31,708,381	31,590,117	31,626,308

SUMMARY RATIOS
Net interest margin *	3.96%	3.98%	3.93%	3.96%	4.09%
Net interest margin (tax-equivalent basis) * (1)(2)	4.01	4.03	3.99	4.01	4.15

Efficiency ratio	51.16%	54.24%	52.70%	53.99%	56.49%
Efficiency ratio (tax-equivalent basis) (1)(2)	50.68	53.71	52.09	53.46	55.81

Loan to deposit ratio	80.27%	78.72%	77.35%

Return on average assets *	1.61%	1.44%	1.46%	1.43%	1.34%
Return on average stockholders' equity *	14.89	13.81	15.68	13.93	14.60
Return on average tangible common equity * (1)	17.40	16.25	18.96	16.45	17.63

Adjusted return on average assets * (1)	1.56%	1.53%	1.53%	1.50%	1.59%
Adjusted return on average stockholders' equity * (1)	14.36	14.62	16.38	14.55	17.34
Adjusted return on average tangible common equity * (1)	16.77	17.20	19.81	17.19	20.94

CAPITAL
Total capital to risk-weighted assets	16.51%	16.54%	15.33%
Tier 1 capital to risk-weighted assets	14.50	14.48	13.42
Common equity tier 1 capital ratio	13.21	13.15	12.12
Tier 1 leverage ratio	11.51	11.16	10.49
Total stockholders' equity to total assets	10.82	10.77	9.65
Tangible common equity to tangible assets (1)	9.42	9.35	8.19

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	0.08%	0.07%	0.06%	0.05%	0.01%
Allowance for credit losses to loans, before allowance for credit losses	1.21	1.22	1.18
Nonperforming loans to loans, before allowance for credit losses	0.22	0.24	0.23
Nonperforming assets to total assets	0.16	0.17	0.17
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$52,587	$53,650	$52,060	$210,340	$191,008
Federally tax exempt	1,199	1,133	1,125	4,523	4,189
Debt securities:
Taxable	6,829	6,453	6,286	25,801	25,746
Federally tax exempt	482	502	888	2,102	4,225
Interest-bearing deposits in bank	1,520	2,230	786	8,272	3,020
Other interest and dividend income	181	149	266	662	811
Total interest and dividend income	62,798	64,117	61,411	251,700	228,999
INTEREST EXPENSE
Deposits	13,672	14,649	11,227	56,047	25,135
Securities sold under agreements to repurchase	179	134	148	594	255
Borrowings	115	119	1,534	480	7,128
Subordinated notes	470	470	470	1,879	1,879
Junior subordinated debentures issued to capital trusts	961	1,012	948	3,850	3,530
Total interest expense	15,397	16,384	14,327	62,850	37,927
Net interest income	47,401	47,733	47,084	188,850	191,072
PROVISION FOR CREDIT LOSSES	725	603	1,113	3,031	7,573
Net interest income after provision for credit losses	46,676	47,130	45,971	185,819	183,499
NONINTEREST INCOME
Card income	2,797	2,753	2,717	11,051	11,043
Wealth management fees	3,138	2,670	2,885	10,978	9,883
Service charges on deposit accounts	2,080	2,081	2,016	7,932	7,846
Mortgage servicing	1,158	1,113	1,156	4,437	4,678
Mortgage servicing rights fair value adjustment	1,331	(1,488)	(1,155)	(174)	(1,615)
Gains on sale of mortgage loans	409	461	401	1,611	1,526
Realized gains (losses) on sales of securities	(315)	—	—	(3,697)	(1,820)
Unrealized gains (losses) on equity securities	(83)	136	221	(59)	160
Gains (losses) on foreclosed assets	7	(44)	58	22	501
Gains (losses) on other assets	2	(2)	5	(635)	166
Income on bank owned life insurance	415	170	158	915	573
Other noninterest income	691	855	743	3,190	3,105
Total noninterest income	11,630	8,705	9,205	35,571	36,046
NONINTEREST EXPENSE
Salaries	15,784	16,325	15,738	65,130	67,453
Employee benefits	2,649	2,997	2,379	11,311	10,037
Occupancy of bank premises	2,773	2,695	2,458	10,293	9,918
Furniture and equipment	460	446	655	2,004	2,790
Data processing	2,998	2,640	2,565	11,169	12,352
Marketing and customer relations	948	1,380	1,169	4,320	5,043
Amortization of intangible assets	709	710	720	2,839	2,670
FDIC insurance	557	572	575	2,254	2,280
Loan collection and servicing	653	476	431	2,056	1,402
Foreclosed assets	31	19	17	109	251
Other noninterest expense	3,346	3,062	3,680	12,522	16,768
Total noninterest expense	30,908	31,322	30,387	124,007	130,964
INCOME BEFORE INCOME TAX EXPENSE	27,398	24,513	24,789	97,383	88,581
INCOME TAX EXPENSE	7,126	6,333	6,343	25,603	22,739
NET INCOME	$20,272	$18,180	$18,446	$71,780	$65,842

EARNINGS PER SHARE - BASIC	$0.64	$0.58	$0.58	$2.27	$2.08
EARNINGS PER SHARE - DILUTED	$0.64	$0.57	$0.58	$2.26	$2.07
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,559,366	31,559,366	31,708,381	31,590,117	31,626,308

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023
ASSETS
Cash and due from banks	$29,552	$26,776	$26,256
Interest-bearing deposits with banks	108,140	152,895	114,996
Cash and cash equivalents	137,692	179,671	141,252

Interest-bearing time deposits with banks	—	—	509
Debt securities available-for-sale, at fair value	698,049	710,303	759,461
Debt securities held-to-maturity	499,858	505,075	521,439
Equity securities with readily determinable fair value	3,315	3,364	3,360
Equity securities with no readily determinable fair value	2,629	2,638	2,505
Restricted stock, at cost	5,086	5,086	7,160
Loans held for sale	1,586	2,959	2,318

Loans, before allowance for credit losses	3,466,146	3,369,830	3,404,417
Allowance for credit losses	(42,044)	(40,966)	(40,048)
Loans, net of allowance for credit losses	3,424,102	3,328,864	3,364,369

Bank owned life insurance	23,989	24,405	23,905
Bank premises and equipment, net	66,758	65,919	65,150
Bank premises held for sale	317	317	—
Foreclosed assets	367	376	852
Goodwill	59,820	59,820	59,820
Intangible assets, net	17,843	18,552	20,682
Mortgage servicing rights, at fair value	18,827	17,496	19,001
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	24,770	24,160	24,534
Other assets	46,280	40,109	55,239
Total assets	$5,032,902	$4,990,728	$5,073,170

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,046,405	$1,008,359	$1,072,407
Interest-bearing	3,271,849	3,272,341	3,329,030
Total deposits	4,318,254	4,280,700	4,401,437

Securities sold under agreements to repurchase	28,969	29,029	42,442
Federal Home Loan Bank advances	13,231	13,435	12,623
Subordinated notes	39,553	39,533	39,474
Junior subordinated debentures issued to capital trusts	52,849	52,834	52,789
Other liabilities	35,441	37,535	34,909
Total liabilities	4,488,297	4,453,066	4,583,674

Stockholders' Equity
Common stock	328	328	327
Surplus	297,297	296,810	295,877
Retained earnings	316,764	302,532	269,051
Accumulated other comprehensive income (loss)	(46,765)	(38,989)	(57,163)
Treasury stock at cost	(23,019)	(23,019)	(18,596)
Total stockholders’ equity	544,605	537,662	489,496
Total liabilities and stockholders’ equity	$5,032,902	$4,990,728	$5,073,170
SHARES OF COMMON STOCK OUTSTANDING	31,559,366	31,559,366	31,695,828

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023

LOANS
Commercial and industrial	$428,389	$395,598	$427,800
Commercial real estate - owner occupied	322,316	288,838	295,842
Commercial real estate - non-owner occupied	899,565	889,188	880,681
Construction and land development	374,657	359,151	363,983
Multi-family	431,524	432,712	417,923
One-to-four family residential	463,968	472,040	491,508
Agricultural and farmland	293,375	297,102	287,294
Municipal, consumer, and other	252,352	235,201	239,386
Total loans	$3,466,146	$3,369,830	$3,404,417

(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023

DEPOSITS
Noninterest-bearing deposits	$1,046,405	$1,008,359	$1,072,407
Interest-bearing deposits:
Interest-bearing demand	1,099,061	1,076,445	1,145,092
Money market	820,825	795,150	803,381
Savings	566,533	566,783	608,424
Time	785,430	803,964	627,253
Brokered	—	29,999	144,880
Total interest-bearing deposits	3,271,849	3,272,341	3,329,030
Total deposits	$4,318,254	$4,280,700	$4,401,437

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,387,541	$53,786	6.32%	$3,379,299	$54,783	6.45%	$3,374,451	$53,185	6.25%
Debt securities	1,208,404	7,311	2.41	1,191,642	6,955	2.32	1,275,531	7,174	2.23
Deposits with banks	149,691	1,520	4.04	185,870	2,230	4.77	84,021	786	3.71
Other	12,698	181	5.68	12,660	149	4.68	14,747	266	7.16
Total interest-earning assets	4,758,334	$62,798	5.25%	4,769,471	$64,117	5.35%	4,748,750	$61,411	5.13%
Allowance for credit losses	(40,942)			(40,780)			(38,844)
Noninterest-earning assets	277,074			278,030			292,543
Total assets	$4,994,466			$5,006,721			$5,002,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,088,082	$1,351	0.49%	$1,085,609	$1,408	0.52%	$1,140,438	$1,228	0.43%
Money market	787,768	4,444	2.24	800,651	4,726	2.35	684,197	2,885	1.67
Savings	562,833	389	0.27	573,077	396	0.27	610,767	417	0.27
Time	796,494	7,439	3.72	804,379	7,702	3.81	599,293	4,773	3.16
Brokered	3,261	49	5.96	29,996	417	5.54	140,963	1,924	5.42
Total interest-bearing deposits	3,238,438	13,672	1.68	3,293,712	14,649	1.77	3,175,658	11,227	1.40
Securities sold under agreements to repurchase	31,624	179	2.26	29,426	134	1.80	34,282	148	1.71
Borrowings	13,370	115	3.42	13,691	119	3.47	114,220	1,534	5.33
Subordinated notes	39,543	470	4.73	39,524	470	4.73	39,464	470	4.72
Junior subordinated debentures issued to capital trusts	52,841	961	7.23	52,827	1,012	7.63	52,782	948	7.13
Total interest-bearing liabilities	3,375,816	$15,397	1.81%	3,429,180	$16,384	1.90%	3,416,406	$14,327	1.66%
Noninterest-bearing deposits	1,041,471			1,013,893			1,081,795
Noninterest-bearing liabilities	35,644			39,903			37,440
Total liabilities	4,452,931			4,482,976			4,535,641
Stockholders' Equity	541,535			523,745			466,808
Total liabilities and stockholders’ equity	$4,994,466			$5,006,721			$5,002,449

Net interest income/Net interest margin (1)		$47,401	3.96%		$47,733	3.98%		$47,084	3.93%
Tax-equivalent adjustment (2)		562	0.05		552	0.05		666	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$47,963	4.01%		$48,285	4.03%		$47,750	3.99%
Net interest rate spread (4)			3.44%			3.45%			3.47%
Net interest-earning assets (5)	$1,382,518			$1,340,291			$1,332,344
Ratio of interest-earning assets to interest-bearing liabilities	1.41			1.39			1.39
Cost of total deposits			1.27%			1.35%			1.05%
Cost of funds			1.39			1.47			1.26
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Year Ended
	December 31, 2024			December 31, 2023
(dollars in thousands)	Average Balance	Interest	Yield/Cost	Average Balance	Interest	Yield/Cost

ASSETS
Loans	$3,378,059	$214,863	6.36%	$3,231,736	$195,197	6.04%
Debt securities	1,200,444	27,903	2.32	1,343,419	29,971	2.23
Deposits with banks	178,436	8,272	4.64	84,544	3,020	3.57
Other	12,732	662	5.20	15,326	811	5.29
Total interest-earning assets	4,769,671	$251,700	5.28%	4,675,025	$228,999	4.90%
Allowance for credit losses	(40,694)			(37,504)
Noninterest-earning assets	279,106			290,383
Total assets	$5,008,083			$4,927,904

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,106,136	$5,499	0.50%	$1,188,680	$3,130	0.26%
Money market	797,444	18,637	2.34	669,118	7,352	1.10
Savings	584,769	1,621	0.28	661,424	1,033	0.16
Time	757,456	28,183	3.72	481,466	10,784	2.24
Brokered	38,286	2,107	5.50	52,724	2,836	5.38
Total interest-bearing deposits	3,284,091	56,047	1.71	3,053,412	25,135	0.82
Securities sold under agreements to repurchase	30,984	594	1.92	35,450	255	0.72
Borrowings	13,383	480	3.59	139,817	7,128	5.10
Subordinated notes	39,514	1,879	4.75	39,434	1,879	4.76
Junior subordinated debentures issued to capital trusts	52,819	3,850	7.29	51,489	3,530	6.86
Total interest-bearing liabilities	3,420,791	$62,850	1.84%	3,319,602	$37,927	1.14%
Noninterest-bearing deposits	1,033,811			1,113,300
Noninterest-bearing liabilities	38,113			44,074
Total liabilities	4,492,715			4,476,976
Stockholders' Equity	515,368			450,928
Total liabilities and stockholders’ equity	$5,008,083			4,927,904

Net interest income/Net interest margin (1)		$188,850	3.96%		$191,072	4.09%
Tax-equivalent adjustment (2)		2,242	0.05		2,758	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$191,092	4.01%		$193,830	4.15%
Net interest rate spread (4)			3.44%			3.76%
Net interest-earning assets (5)	$1,348,880			$1,355,423
Ratio of interest-earning assets to interest-bearing liabilities	1.39			1.41
Cost of total deposits			1.30%			0.60%
Cost of funds			1.41			0.86
____________________________________
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023

NONPERFORMING ASSETS
Nonaccrual	$7,652	$8,200	$7,820
Past due 90 days or more, still accruing	4	5	37
Total nonperforming loans	7,656	8,205	7,857
Foreclosed assets	367	376	852
Total nonperforming assets	$8,023	$8,581	$8,709

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$1,573	$2,046	$2,641

Allowance for credit losses	$42,044	$40,966	$40,048
Loans, before allowance for credit losses	3,466,146	3,369,830	3,404,417

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.21%	1.22%	1.18%
Allowance for credit losses to nonaccrual loans	549.45	499.59	512.12
Allowance for credit losses to nonperforming loans	549.16	499.28	509.71
Nonaccrual loans to loans, before allowance for credit losses	0.22	0.24	0.23
Nonperforming loans to loans, before allowance for credit losses	0.22	0.24	0.23
Nonperforming assets to total assets	0.16	0.17	0.17
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.23	0.25	0.26

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$40,966	$40,806	$38,863	$40,048	$25,333
Adoption of ASC 326	—	—	—	—	6,983
PCD allowance established in acquisition	—	—	—	—	1,247
Provision for credit losses	1,771	746	1,661	3,754	6,665
Charge-offs	(1,086)	(1,101)	(626)	(3,284)	(1,359)
Recoveries	393	515	150	1,526	1,179
Ending balance	$42,044	$40,966	$40,048	$42,044	$40,048

Net charge-offs	$693	$586	$476	$1,758	$180
Average loans	3,387,541	3,379,299	3,374,451	3,378,059	3,231,736

Net charge-offs to average loans *	0.08%	0.07%	0.06%	0.05%	0.01%
____________________________________
*Annualized measure.

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

PROVISION FOR CREDIT LOSSES
Loans (1)	$1,771	$746	$1,661	$3,754	$6,665
Unfunded lending-related commitments (1)	(1,046)	(143)	(548)	(723)	908
Total provision for credit losses	$725	$603	$1,113	$3,031	$7,573
____________________________________
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

Net income	$20,272	$18,180	$18,446	$71,780	$65,842
Less: adjustments
Acquisition expenses (1)	—	—	—	—	(13,691)
Gains (losses) on closed branch premises	—	—	—	(635)	75
Realized gains (losses) on sales of securities	(315)	—	—	(3,697)	(1,820)
Mortgage servicing rights fair value adjustment	1,331	(1,488)	(1,155)	(174)	(1,615)
Total adjustments	1,016	(1,488)	(1,155)	(4,506)	(17,051)
Tax effect of adjustments (2)	(290)	424	329	1,284	4,711
Total adjustments after tax effect	726	(1,064)	(826)	(3,222)	(12,340)
Adjusted net income	$19,546	$19,244	$19,272	$75,002	$78,182

Average assets	$4,994,466	$5,006,721	$5,002,449	$5,008,083	$4,927,904

Return on average assets *	1.61%	1.44%	1.46%	1.43%	1.34%
Adjusted return on average assets *	1.56	1.53	1.53	1.50	1.59
____________________________________
*Annualized measure.
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.
(2)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

Numerator:
Net income	$20,272	$18,180	$18,446	$71,780	$65,842
Earnings allocated to participating securities (1)	—	—	(10)	—	(36)
Numerator for earnings per share - basic and diluted	$20,272	$18,180	$18,436	$71,780	$65,806

Adjusted net income	$19,546	$19,244	$19,272	$75,002	$78,182
Earnings allocated to participating securities (1)	—	—	(9)	—	(42)
Numerator for adjusted earnings per share - basic and diluted	$19,546	$19,244	$19,263	$75,002	$78,140

Denominator:
Weighted average common shares outstanding	31,559,366	31,559,366	31,708,381	31,590,117	31,626,308
Dilutive effect of outstanding restricted stock units	143,498	118,180	139,332	122,363	111,839
Weighted average common shares outstanding, including all dilutive potential shares	31,702,864	31,677,546	31,847,713	31,712,480	31,738,147

Earnings per share - Basic	$0.64	$0.58	$0.58	$2.27	$2.08
Earnings per share - Diluted	$0.64	$0.57	$0.58	$2.26	$2.07

Adjusted earnings per share - Basic	$0.62	$0.61	$0.61	$2.37	$2.47
Adjusted earnings per share - Diluted	$0.62	$0.61	$0.60	$2.37	$2.46
____________________________________
(1)The Company previously granted restricted stock units that contain non-forfeitable rights to dividend equivalents, which were considered participating securities. Prior to 2024, these restricted stock units were included in the calculation of basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended December 31,			Year Ended December 31,
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

Net interest income	$47,401	$47,733	$47,084	$188,850	$191,072
Noninterest income	11,630	8,705	9,205	35,571	36,046
Noninterest expense	(30,908)	(31,322)	(30,387)	(124,007)	(130,964)
Pre-provision net revenue	28,123	25,116	25,902	100,414	96,154
Less: adjustments
Acquisition expenses	—	—	—	—	(7,767)
Gains (losses) on closed branch premises	—	—	—	(635)	75
Realized gains (losses) on sales of securities	(315)	—	—	(3,697)	(1,820)
Mortgage servicing rights fair value adjustment	1,331	(1,488)	(1,155)	(174)	(1,615)
Total adjustments	1,016	(1,488)	(1,155)	(4,506)	(11,127)
Adjusted pre-provision net revenue	$27,107	$26,604	$27,057	$104,920	$107,281

Pre-provision net revenue	$28,123	$25,116	$25,902	$100,414	$96,154
Less: net charge-offs	693	586	476	1,758	180
Pre-provision net revenue less net charge-offs	$27,430	$24,530	$25,426	$98,656	$95,974

Adjusted pre-provision net revenue	$27,107	$26,604	$27,057	$104,920	$107,281
Less: net charge-offs	693	586	476	1,758	180
Adjusted pre-provision net revenue less net charge-offs	$26,414	$26,018	$26,581	$103,162	$107,101
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

Net interest income (tax-equivalent basis)
Net interest income	$47,401	$47,733	$47,084	$188,850	$191,072
Tax-equivalent adjustment (1)	562	552	666	2,242	2,758
Net interest income (tax-equivalent basis) (1)	$47,963	$48,285	$47,750	$191,092	$193,830

Net interest margin (tax-equivalent basis)
Net interest margin *	3.96%	3.98%	3.93%	3.96%	4.09%
Tax-equivalent adjustment * (1)	0.05	0.05	0.06	0.05	0.06
Net interest margin (tax-equivalent basis) * (1)	4.01%	4.03%	3.99%	4.01%	4.15%

Average interest-earning assets	$4,758,334	$4,769,471	$4,748,750	$4,769,671	$4,675,025
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

Total noninterest expense	$30,908	$31,322	$30,387	$124,007	$130,964
Less: amortization of intangible assets	709	710	720	2,839	2,670
Noninterest expense excluding amortization of intangible assets	30,199	30,612	29,667	121,168	128,294
Less: adjustments to noninterest expense
Acquisition expenses	—	—	—	—	7,767
Total adjustments to noninterest expense	—	—	—	—	7,767
Adjusted noninterest expense	$30,199	$30,612	$29,667	$121,168	$120,527

Net interest income	$47,401	$47,733	$47,084	$188,850	$191,072
Total noninterest income	11,630	8,705	9,205	35,571	36,046
Operating revenue	59,031	56,438	56,289	224,421	227,118
Tax-equivalent adjustment (1)	562	552	666	2,242	2,758
Operating revenue (tax-equivalent basis) (1)	59,593	56,990	56,955	226,663	229,876
Less: adjustments to noninterest income
Gains (losses) on closed branch premises	—	—	—	(635)	75
Realized gains (losses) on sales of securities	(315)	—	—	(3,697)	(1,820)
Mortgage servicing rights fair value adjustment	1,331	(1,488)	(1,155)	(174)	(1,615)
Total adjustments to noninterest income	1,016	(1,488)	(1,155)	(4,506)	(3,360)
Adjusted operating revenue (tax-equivalent basis) (1)	$58,577	$58,478	$58,110	$231,169	$233,236

Efficiency ratio	51.16%	54.24%	52.70%	53.99%	56.49%
Efficiency ratio (tax-equivalent basis) (1)	50.68	53.71	52.09	53.46	55.81
Adjusted efficiency ratio (tax-equivalent basis) (1)	51.55	52.35	51.05	52.42	51.68
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023

Tangible Common Equity
Total stockholders' equity	$544,605	$537,662	$489,496
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	17,843	18,552	20,682
Tangible common equity	$466,942	$459,290	$408,994

Tangible Assets
Total assets	$5,032,902	$4,990,728	$5,073,170
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	17,843	18,552	20,682
Tangible assets	$4,955,239	$4,912,356	$4,992,668

Total stockholders' equity to total assets	10.82%	10.77%	9.65%
Tangible common equity to tangible assets	9.42	9.35	8.19

Shares of common stock outstanding	31,559,366	31,559,366	31,695,828

Book value per share	$17.26	$17.04	$15.44
Tangible book value per share	14.80	14.55	12.90
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023

Average Tangible Common Equity
Total stockholders' equity	$541,535	$523,745	$466,808	$515,368	$450,928
Less: Goodwill	59,820	59,820	59,820	59,820	57,266
Less: Intangible assets, net	18,170	18,892	21,060	19,247	20,272
Average tangible common equity	$463,545	$445,033	$385,928	$436,301	$373,390

Net income	$20,272	$18,180	$18,446	$71,780	$65,842
Adjusted net income	19,546	19,244	19,272	75,002	78,182

Return on average stockholders' equity *	14.89%	13.81%	15.68%	13.93%	14.60%
Return on average tangible common equity *	17.40	16.25	18.96	16.45	17.63

Adjusted return on average stockholders' equity *	14.36%	14.62%	16.38%	14.55%	17.34%
Adjusted return on average tangible common equity *	16.77	17.20	19.81	17.19	20.94
____________________________________
*Annualized measure.